                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 25, 1998
                                                 -----------------------------

                       Vista Information Solutions, Inc.
------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

        Delaware                     0-20312                   41-1293754
------------------------------------------------------------------------------
(State or other jurisdiction       (Commission              (IRS Employer
    of incorporation)               File Number)            Identification No.)

5060 Shoreham Place, #300, San Diego, CA                            92122
------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code  (619) 450-6100
                                                   ---------------------------

         (Former name or former address, if changed since last report)

Item 4. Changes in Certifying Accountants

On June 25, 1998, Vista Information Solutions, Inc. (the "Company") dismissed McGladrey & Pullen, LLP, the Company's independent auditors. During the Company's two most recent fiscal years and the subsequent interim periods up to the date of termination, there were no disagreements with McGladrey & Pullen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of McGladrey & Pullen LLP, would have caused McGladrey & Pullen LLP to make reference to the matter in their report. McGladrey & Pullen's report on the Company's financial statements for each period for which McGladrey & Pullen performed an audit of the Company's financial statements contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Board of Directors of the Company. The Company has requested McGladrey & Pullen to furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

On July 14, 1998, the Company engaged Deloitte & Touche LLP to act as its independent auditors to audit the Company's consolidated financial statements. The Company did not consult with Deloitte & Touche LLP regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements during the Company's two most recent fiscal years or during the subsequent interim periods.


ITEM 7. EXHIBITS

           (a)   Financial statements of business acquired.

                 Not applicable.

           (b)   Pro forma financial information.

                 Not applicable.

           (c)   Exhibits.

                 None.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       VISTA INFORMATION SOLUTIONS, INC.


Date: July 15, 1998                    By:  /s/ E.S. Hamilton
                                            --------------------------------
                                            E.S. Hamilton
                                            Chief Financial Officer



                                      - 3 -